Exhibit 10.7

AMENDMENT NUMBER 2 TO

FIVERR INTERNATIONAL LTD.

UNITED STATES SUB-PLAN TO THE 2011 SHARE OPTION PLAN
(AS AMENDMED) (THE “PLAN”)

AMENDED: JANUARY 25, 2019

Section 2.4 shall be deleted and replaced in its entirety with the following:

“2.4 Subject to adjustments in accordance with Section 14 of the Plan, the total number of Shares that may be issued pursuant to ISO granted under this Sub-Plan shall be the number of Shares determined in accordance with Section 6.1 of the Plan. All such Shares may be issued pursuant to ISOs.”

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